Form 10-K, Exhibit 13
period 2005-06-30
Interstar Millennium Series 2005-1G Trust
filed 2005-09-23
CIK 1325633

EXHIBIT 13.1

              NOTEHOLDERS REPORT FOR THE JUNE 8, 2005 PAYMENT DATE

                                  EXHIBIT 13.1

                    INTERSTAR MILLENIUM SERIES 2005-1G TRUST

   Quarterly Noteholders Report Related to the June 8, 2005 Distribution

-------------------------------------------------------  ---------------------------------

Aggregate principal amount of each class of notes as     A Notes: USD $1,000,000,000.00
at the first day after the payment date occurring
during the collection period
-------------------------------------------------------  ---------------------------------

Aggregate amount of interest payable on each class of    A Notes: USD $3,123,050.00
notes on the payment date

-------------------------------------------------------  ---------------------------------

Aggregate of principal payments to be made in respect    A Notes: USD $1,213,800.00
to each class of notes on payment date being 8th
June 2005
-------------------------------------------------------  ---------------------------------

Income for the collection period                         AUD $8,216,980.00
-------------------------------------------------------  ---------------------------------

The Mortgage Principal Repayments for the Collection
Period                                                   AUD $1,563,168.00
-------------------------------------------------------  ---------------------------------

Expenses of the trust for the period                     AUD $7,959,119.00
-------------------------------------------------------  ---------------------------------

Aggregate of all redraws on the housing loans made
during the collection period                             AUD $602,704.00
-------------------------------------------------------  ---------------------------------

Interest rates (US all in) applicable for period         A Notes: 3.49000%
ending 7 September 2005
------------------------------------------------------- ----------------------------------

The Scheduled and Unscheduled payments of principal      Scheduled    AUD $430,342.00
during the Collection period                             Unscheduled  AUD $1,132,826.00
------------------------------------------------------- ----------------------------------

Aggregate of outstanding balances of housing loans as
at last day of collection period                         AUD $1,321,896,544.00
------------------------------------------------------- ----------------------------------

Delinquency and Loss statistics with respect to the      Loss:         Nil
housing loans as at the last day of the collection       Delinquency:  0-29    1.60%
period                                                                 30-59   0.72%
                                                                       60+     0.00%
-------------------------------------------------------  ---------------------------------